Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FIRST QUARTER FINANCIAL RESULTS

•	First quarter sales of $67.3 million increased 24% sequentially and 73% from Q1 2017

•	DynaEnergetics and NobelClad report sequential sales increases of 32% and 5%, respectively.

•	Consolidated gross margin improves to 34% from 33% in Q4 2017 and 27% in Q1 2017

•	Net income of $3.9 million, or $0.26 per diluted share, includes $3.1 million in accrued anti-dumping penalties

•	First quarter adjusted operating income* was $8.6 million; adjusted net income* was $7.2 million; adjusted net income per diluted share* was $0.49; and adjusted EBITDA* was $11.6 million

BOULDER, Colo. - April 26, 2018 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2018.

Sales were $67.3 million, a 24% sequential increase and a 73% improvement versus the first quarter of 2017. The increase was due to strong demand and improved pricing at DynaEnergetics, DMC’s oilfield products business, and better-than-expected sales at NobelClad, the Company’s explosion welding business. First quarter gross margin was 34% versus 33% in the fourth quarter and 27% in the year-ago first quarter.

Operating income was $5.3 million versus an operating loss of $2.3 million in last year’s first quarter. Net income was $3.9 million, or $0.26 per diluted share, versus a net loss of $3.0 million, or $0.21 per diluted share, in the year-ago first quarter.

Excluding $3.1 million in accrued anti-dumping penalties and $144,000 in restructuring expenses, first quarter adjusted operating income was $8.6 million and adjusted net income was $7.2 million, or $0.49 per diluted share. First quarter adjusted EBITDA was $11.6 million versus $7.7 million in the fourth quarter and $930,000 in last year’s first quarter.

Net debt* (lines of credit less cash and cash equivalents) at March 31, 2018, was $18.6 million versus $9.0 million at December 31, 2017. The increase primarily was attributable to borrowings to fund working capital and for the construction of DynaEnergetics' new 74,000-square-foot manufacturing, assembly and administrative facility at its manufacturing site in Blum, Texas.

DynaEnergetics
First quarter sales at DynaEnergetics were a record $49.1 million, up 32% sequentially and 123% versus last year’s first quarter. Gross margin was 40%, up from 33% in last year's first quarter. Operating income was $8.7 million versus $40,000 in the comparable year-ago quarter. Excluding accrued anti-dumping penalties, adjusted operating income was $11.8 million dollars. Adjusted EBITDA was $13.4 million versus $1.7 million in the 2017 first quarter.

NobelClad
NobelClad reported third-quarter sales of $18.2 million, up 5% sequentially and 7% versus the 2017 first quarter. Gross margin was 18% versus 19% in last year's first quarter. Operating loss was $12,000 versus operating income of $395,000 in the year-ago quarter. Excluding restructuring charges related to NobelClad’s European consolidation program, adjusted operating income was $132,000. Adjusted EBITDA was $948,000 versus $1.4 million in last year's first quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the first quarter was 1.04. Order backlog was $35.6 million versus $37.5 million at the end of the 2017 fourth quarter.

Management Commentary
Kevin Longe, president and CEO, said, “Stronger-than-expected sales of DynaEnergetics’ intrinsically safe DynaSelect™ detonators and the Factory-assembled, Performance-assured™ DynaStage™ system, combined with improved pricing, resulted in first quarter consolidated financial results that exceeded our forecasts. North America’s unconventional onshore oil and gas industry remains very active, and a growing number of operators and service companies are turning to these systems to enhance well-completion efficiencies, improve reliability and drive down operating costs.

“The capacity expansion initiatives underway at DynaEnergetics’ facilities in Texas, Pennsylvania and Germany are all progressing on schedule. In addition, the business has successfully addressed various bottlenecks in its supply chain, which should accelerate the ramp up in DynaStage production.”

“I am very encouraged by our start to fiscal 2018, and by our prospects for continued operational and financial growth. I would like to thank our employees around the world for their continued commitment to the Company’s growth and success.”

Guidance
Michael Kuta, CFO, said second quarter sales are expected in a range of $74 million to $76 million versus the $47.2 million reported in the 2017-second quarter. At the business level, DynaEnergetics is expected to report sales in a range of $54 million to $56 million versus the $26.8 million reported in last year’s second quarter, while NobelClad’s sales are expected to be approximately $20 million versus the $20.4 million reported in last year’s second quarter. Consolidated gross margin is expected to be 33% to 34% versus the 30% in last year’s second quarter.

Second quarter selling, general and administrative (SG&A) expense is expected to be in a range of $14.5 million to $15 million versus the $10.6 million in the 2017 second quarter. The anticipated increase principally relates to higher litigation expense at DynaEnergetics. Amortization expense is expected to be approximately $800,000 versus $1.0 million in the second quarter last year, while interest expense is expected to be approximately $500,000.

Second quarter adjusted EBITDA is expected in a range of $12 million to $13 million versus $6.0 million in last year’s second quarter.

Kuta said consolidated sales for the full fiscal year are now expected in a range of $290 million to $305 million versus a prior forecast of $255 million to $270 million. DynaEnergetics’ sales are expected in a range of $215 million to $225 million versus a prior forecast of $180 million to $190 million. The increase reflects increased confidence at DynaEnergetics that recent supply chain improvements and accelerated capacity-expansion efforts will enable the business to more rapidly address growing customer demand. The forecast for NobelClad’s sales are unchanged at $75 million to $80 million. Full-year gross margin is expected in a range of 33% to 34% versus the previously forecasted range of 31% to 32%.

Full-year SG&A is now expected to be approximately $55 million versus a prior forecast of $50 million to $52 million. The increase relates to higher-than-expected litigation expense at DynaEnergetics, as certain of our patent infringement cases proceed to trial in October 2018. Amortization expense is expected to be approximately $3.0 million. Full-year interest expense is expected in a range of $2.0 million to $2.25 million. The Company’s effective tax rate for 2018 is expected in a range of 28% to 30%.

Earnings per diluted share for 2018 are expected in a range of $1.60 to $1.70. Excluding restructuring and potential anti-dumping penalties, adjusted earnings per share* are expected in a range of $1.90 to $2.00.

Adjusted EBITDA is now expected to be in a range of $52 million to $56 million, up from a prior forecast range of $39 million to $43 million.

Anticipated full-year capital expenditures are unchanged from a prior forecast of $30 million, $25 million of which relates to the capacity expansion at DynaEnergetics.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/event/27856, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 3, 2018, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #27856.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, and net debt are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings (loss) per share is defined as diluted earnings (loss) per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as lines of credit less cash and cash equivalents. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss), net income (loss) and diluted earnings (loss) per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including second quarter and full-year 2018 guidance on sales and gross margin, SG&A, amortization expenses, earnings per share, adjusted EBITDA, interest expense, our effective tax rate, the capacity expansion plans at DynaEnergetics, the accelerated ramp-up of DynaStage production; and the prospects for continued operational and financial growth. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of

DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; our ability to complete our capacity expansion initiatives on schedule and on budget; the availability and cost of funds; the outcome of ongoing litigation and regulatory matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2017. We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Sequential	Year-on-year
NET SALES	$67,313	$54,490	$38,962	24%	73%
COST OF PRODUCTS SOLD	44,560	36,645	28,596	22%	56%
Gross profit	22,753	17,845	10,366	28%	119%
COSTS AND EXPENSES:
General and administrative expenses	8,177	7,312	7,206	12%	13%
Selling and distribution expenses	5,212	5,169	4,482	1%	16%
Amortization of purchased intangible assets	805	1,026	984	-22%	-18%
Restructuring expenses	144	3,825	—	-96%	—%
Anti-dumping duty penalties	3,103	—	—	—%	—%
Total costs and expenses	17,441	17,332	12,672	1%	38%
OPERATING INCOME (LOSS)	5,312	513	(2,306)	935%	330%
OTHER EXPENSE:
Other income (expense), net	(377)	(411)	421	8%	-190%
Interest expense, net	(465)	(447)	(505)	-4%	8%
INCOME (LOSS) BEFORE INCOME TAXES	4,470	(345)	(2,390)	1,396%	287%
INCOME TAX PROVISION	550	1,613	630	-66%	-13%
NET INCOME (LOSS)	3,920	(1,958)	(3,020)	300%	230%
NET INCOME (LOSS) PER SHARE
Basic	$0.26	$(0.13)	$(0.21)	300%	224%
Diluted	$0.26	$(0.13)	$(0.21)	300%	224%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,449,915	14,386,618	14,270,365	—%	1%
Diluted	14,449,915	14,386,618	14,270,365	—%	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Sequential	Year-on-year
Net sales	$49,121	$37,085	$22,028	32%	123%
Gross profit	19,627	14,167	7,162	39%	174%
Gross profit percentage	40.0%	38.2%	32.5%
COSTS AND EXPENSES:
General and administrative expenses	3,844	3,663	3,561	5%	8%
Selling and distribution expenses	3,260	3,019	2,668	8%	22%
Amortization of purchased intangible assets	700	925	893	-24%	-22%
Anti-dumping duty penalties	3,103	—	—	—%	—%
Operating income	8,720	6,560	40	33%	21,700%
Adjusted EBITDA	$13,382	$8,302	$1,716	61%	680%

NobelClad

	Three months ended			Change
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Sequential	Year-on-year
Net sales	$18,192	$17,405	$16,934	5%	7%
Gross profit	3,192	3,759	3,263	-15%	-2%
Gross profit percentage	17.5%	21.6%	19.3%
COSTS AND EXPENSES:
General and administrative expenses	1,080	826	1,038	31%	4%
Selling and distribution expenses	1,875	2,055	1,739	-9%	8%
Amortization of purchased intangible assets	105	101	91	4%	15%
Restructuring expenses	144	3,825	—	-96%	—%
Operating income (loss)	(12)	(3,048)	395	100%	-103%
Adjusted EBITDA	$948	$1,537	$1,384	-38%	-32%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Mar 31, 2018	Dec 31, 2017	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$10,768	$8,983	20%
Accounts receivable, net	57,201	49,468	16%
Inventory, net	46,458	35,742	30%
Other current assets	10,764	5,763	87%

Total current assets	125,191	99,956	25%

Property, plant and equipment, net	60,956	59,872	2%
Purchased intangible assets, net	12,121	12,861	-6%
Other long-term assets	151	394	-62%

Total assets	$198,419	$173,083	15%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$22,901	$19,826	16%
Accrued anti-dumping duties and penalties	6,712	3,609	86%
Customer advances	5,215	5,888	-11%
Dividend payable	295	295	—%
Accrued income taxes	4,603	2,939	57%
Other current liabilities	14,651	13,070	12%

Total current liabilities	54,377	45,627	19%

Lines of credit	29,350	17,984	63%
Deferred tax liabilities	265	573	-54%
Other long-term liabilities	3,070	3,119	-2%
Stockholders' equity	111,357	105,780	5%

Total liabilities and stockholders' equity	$198,419	$173,083	15%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,920	$(1,958)	$(3,020)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	1,570	1,476	1,681
Amortization of purchased intangible assets	805	1,026	984
Amortization of deferred debt issuance costs	190	31	299
Stock-based compensation	708	850	571
Deferred income tax	(308)	(148)	346
Gain (loss) on disposal of property, plant and equipment	—	171	3
Restructuring expenses	144	3,825	—
Transition tax liability	(268)	946	—
Change in working capital, net	(9,739)	10	(6,050)
Net cash (used in) provided by operating activities	(2,978)	6,229	(5,186)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(5,302)	(2,887)	(1,649)
Proceeds on sale of property, plant and equipment	—	—	2
Net cash used in investing activities	(5,302)	(2,887)	(1,647)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	11,176	(4,000)	6,000
Payment of dividends	(295)	(294)	(290)
Payment of deferred debt issuance costs	—	(5)	(106)
Net proceeds from issuance of common stock	—	142	—
Treasury stock purchases	(343)	(1)	(222)
Net cash provided by (used in) financing activities	10,538	(4,158)	5,382
EFFECTS OF EXCHANGE RATES ON CASH	(473)	938	88

NET DECREASE IN CASH AND CASH EQUIVALENTS	1,785	122	(1,363)
CASH AND CASH EQUIVALENTS, beginning of the period	8,983	8,861	6,419
CASH AND CASH EQUIVALENTS, end of the period	$10,768	$8,983	$5,056

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Sequential	Year-on-year
Net income (loss)	$3,920	$(1,958)	$(3,020)	300%	230%
Interest expense	466	448	506	4%	-8%
Interest income	(1)	(1)	(1)	—%	—%
Income tax provision	550	1,613	630	-66%	-13%
Depreciation	1,570	1,476	1,681	6%	-7%
Amortization of purchased intangible assets	805	1,026	984	-22%	-18%

EBITDA	7,310	2,604	780	181%	837%
Restructuring	144	3,825	—	-96%	—%
Accrued anti-dumping penalties	3,103	—	—	—%	—%
Stock-based compensation	708	850	571	-17%	24%
Other (income), net	377	411	(421)	-8%	190%

Adjusted EBITDA	$11,642	$7,690	$930	51%	1,152%

Adjusted operating income (loss)

	Three months ended			Change
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Sequential	Year-on-year
Operating income (loss), as reported	$5,312	$513	$(2,306)	935%	330%
Restructuring programs:
NobelClad	144	3,825	—	-96%	—%
Anti-dumping duty penalties	3,103	—	—	—%	—%

Adjusted operating income (loss)	$8,559	$4,338	$(2,306)	97%	471%

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

	Three months ended March 31, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$4,470	$550	$3,920	$0.26
Restructuring programs:
NobelClad	144	—	144	0.01
Accrued anti-dumping duties & penalties	3,103	—	3,103	0.22

Net income, excluding charges	$7,717	$550	$7,167	$0.49

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended December 31, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(345)	$1,613	$(1,958)	$(0.13)
Restructuring programs:
NobelClad	3,825	570	3,255	0.22

Net income, excluding charges	$3,480	$2,183	$1,297	$0.09

	Three months ended March 31, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(2,390)	$630	$(3,020)	$(0.21)

Net loss, excluding charges	$(2,390)	$630	$(3,020)	$(0.21)

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Sequential	Year-on-year
Operating income	$8,720	$6,560	$40	33%	21,700%
Adjustments:
Accrued anti-dumping duty penalties	3,103	—	—	—%	—%
Depreciation	859	817	783	5%	10%
Amortization of purchased intangibles	700	925	893	-24%	-22%

Adjusted EBITDA	$13,382	$8,302	$1,716	61%	680%

NobelClad

	Three months ended			Change
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Sequential	Year-on-year
Operating (loss) income	$(12)	$(3,048)	$395	100%	-103%
Adjustments:
Restructuring	144	3,825	—	-96%	—%
Depreciation	711	659	898	8%	-21%
Amortization of purchased intangibles	105	101	91	4%	15%

Adjusted EBITDA	$948	$1,537	$1,384	-38%	-32%